Exhibit 10.29

NVR, INC.
2010 EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
NVR, Inc., a Virginia corporation (the “Company”), hereby grants an option to purchase shares of its common stock, par value $0.01 per share (the “Option”) to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2010 Equity Incentive Plan (as amended from time to time, the “Plan”).
Name of Grantee: _________________________________________________
Number of Shares Covered by Option: ______________
Option Price per Share: $
Grant Date:
Vesting Schedule: The Options shall vest on ___________.

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached. You further agree and acknowledge that adequate consideration has been exchanged between the Company and you and that you have considered and agreed to execute this Agreement, which binds you to confidentiality, non-competition and non-solicitation restrictive covenants. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Title:

Attachment
This is not a stock certificate or a negotiable instrument.

NVR, INC.
2010 EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

Option
This Agreement evidences an award of an Option exercisable for that number of shares of Stock set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet. This option is not intended to be an incentive option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Transfer of Unvested Options
During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment or similar process. If you attempt to do any of these things, this Option will immediately become forfeited.

Issuance and Vesting
Your rights under this Option grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in Service on the vesting dates set forth on the cover sheet. In the event of a termination of your employment resulting from your death or Disability or from your retirement at normal retirement age (age 65), the Option shall become exercisable at the date of termination for a pro rata portion based on the number of full months of the current year that has expired prior to the termination of the previously nonexercisable portion of the Option which would have been eligible to be exercised at the end of the year in which such termination occurs. You shall not be entitled to pro rata vesting if your employment is terminated for any other reason. Your Option is exercisable only as to its vested portion. For the avoidance of doubt and by way of example, if the Option becomes exercisable as to a portion of the Stock subject to the Option on December 31, 2020, no exercise of the Option for such portion will be effective until, at the earliest, the first business day of 2021, at which time you would not necessarily have to be an employee of the Company or an Affiliate to exercise the Option, subject to the earlier termination of the Option pursuant to this Agreement. No additional shares of Stock underlying your Option will vest after your Service has terminated for any other reason.

Corporate Transaction
Notwithstanding the vesting schedule set forth above, but in addition to the acceleration of vesting events set forth above, upon the consummation of a Corporate Transaction, the Option will become 100% vested (i) if the Option is not assumed, or if new common stock options relating to the stock of a successor entity are not granted with appropriate adjustments as to the number of shares subject to the Option and the exercise price, or (ii) if assumed and substituted for, upon your termination by the Company without Cause within the 12 month period following the consummation of the Corporate Transaction.

Evidence of Issuance
The issuance of the shares upon exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more share certificates.

Forfeiture of Unvested Options
Unless the termination of your Service triggers accelerated vesting of your Option, or other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or any Affiliate, as applicable, and you, you will automatically forfeit to the Company the unvested portion of the Option in the event you are no longer providing Service for any reason.
Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.

Grantee's Initials _____

Expiration of Vested Options After Service Terminates
If your Service terminates for any reason, other than death, Disability or Cause, then the vested portion of your Option will expire at the close of business at Company headquarters on the 90th day after your termination date.
If your Service terminates because of your death or Disability, or if you die during the 90-day period after your termination for any reason (other than Cause), then the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death or termination for Disability. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.
If your Service is terminated for Cause, then you shall immediately forfeit all rights to your entire Option and the Option shall immediately expire.

Forfeiture of Rights
If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees, customers, or other business partners of the Company or any Affiliate or any confidentiality, non-disclosure, or non-disparagement obligation with respect to the Company or any Affiliate or otherwise in competition with the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to the Option awarded under this Agreement and the Option shall immediately expire. Specifically, in consideration of this Award, you acknowledge and agree to the following:

(i) Confidential Information. In connection with your employment with the Company, you have had or may have access to confidential, proprietary, and non-public information concerning the business or affairs of the Company or its Affiliates, including but not limited to trade secrets (as defined in the Defend Trade Secrets Act, 18 U.S.C. § 1839(3), or Virginia Code § 59.1-336) and other information concerning the Company’s customers, developers, lot positions, subcontractors, employees, pricing, procedures, marketing plans, business plans, operations, business strategies, and methods (collectively, “Confidential Information”). Accordingly, both during and after termination of your Service (regardless of whether you, or the Company or an Affiliate terminates your Service), you shall not retain, misappropriate, use, or disclose to any third party any Confidential Information for any reason other than as intended within the scope of your Service. In the event that you are required by law to disclose any Confidential Information, you agree to give the Company prompt advance written notice thereof and to provide the Company, if requested, with reasonable assistance in obtaining an order to protect the Confidential Information from disclosure. Upon termination of your Service for any reason, or at any other time upon request of the Company, you shall immediately deliver to the Company all documents, forms, blueprints, designs, policies, memoranda, or other data (and copies hereof), in tangible, electronic, or intangible form, relating to the business of the Company or any Affiliate. Notwithstanding the foregoing, Confidential Information shall not include information that (1) you lawfully had in your possession as of the commencement of your Service to the Company or an Affiliate, provided that such information is not subject to a confidentiality agreement with, or other obligation of secrecy to, the Company or an Affiliate, or (2) becomes publicly available otherwise than through disclosure in violation of this or any other applicable Agreement or any statutory prohibition against the misappropriation or distribution of confidential information.

(ii) Non-Competition. During your Service and for a period of twelve (12) months after your Service ends (regardless of whether you, or the Company or an Affiliate terminates your Service) (“the Restricted Period”), you shall not anywhere in the Restricted Area (as defined below): (a) own more than 5% of outstanding shares or control any residential homebuilding, mortgage financing, or settlement services business that competes with the Company or an Affiliate in a type of business activity (i.e., residential homebuilding, mortgage financing, or settlement services) over which you had any management responsibility at any time during the twenty-four (24) months prior to termination of your Service; or (b) render services to (whether as an employee, consultant, independent contractor, partner, officer, director, or board member) any person or entity that competes with the Company or an Affiliate in the residential homebuilding business, mortgage financing business, or settlement services business, where such services are competitive with any of the services you provided to the Company or to an Affiliate during the twenty-four (24) months prior to termination of your Service. “Restricted Area” means only those counties and other units of local government in which the Company engaged in residential homebuilding business activities, mortgage financing business activities, or settlement services business activities, as applicable, over which you have had any managerial responsibility at any time during the 24-month period prior to the termination of your Service.

Grantee's Initials _____

(iii) Land Development. If you were employed as a Land Manager, VP of Land, otherwise had any managerial responsibility over the Company’s operations contracting for finished lots, or received, as part of your work duties, Confidential Information relating to land development, at any time during the twenty-four (24) months prior to termination of your Service, you agree that you will not engage in any competitive residential land development activities during the Restricted Period within the Restricted Area.

(iv) Non-Solicitation of Employees. During the Restricted Period, you will not, directly or indirectly, hire or attempt to hire any person, who, at any time during the twelve (12)-month period prior to the termination of your Service, was an employee or contractor of the Company.

(v) Non-Solicitation of Developers. During the Restricted Period, you will not, directly or indirectly, for the purpose of competing with the Company or an Affiliate, solicit the services of; or acquire or attempt to acquire real property, goods, or services from, any developer or subcontractor with which the Company or any Affiliate contracted or negotiated for a contract at any time during the twelve (12)-month period prior to the termination of your Service, if, during such twelve (12)-month period, you had knowledge of such contract or you had contact with such developer or subcontractor. You further agree not to encourage, directly or indirectly, any such developer or subcontractor to limit, reduce or terminate such entity’s relationship or business dealings with the Company or any Affiliate.

(vi) Non-Solicitation of Customers. During the Restricted Period, you will not, directly or indirectly, on your behalf or on behalf of another person or entity, solicit any person or entity that was a customer or client, or prospective customer or client, of the Company or any of its Affiliates in the twelve (12)-month period prior to the termination of your Service. For the avoidance of doubt, the customers and prospective customers covered by this Clause (vi) include only those persons and entities either (x) with whom you had communications in your capacity as an employee or contractor of the Company or of an Affiliate at any time in the twelve (12)-month period prior to the termination of your Service, or (y) about whom you possessed Confidential Information at any time during the twelve (12)-month period prior to your termination of Service.

You agree to provide notice to any person or entity with which you may seek or enter into an employment, consulting or other business relationship during the Restricted Period of your obligations under this Agreement prior to entering into such relationship or performing services in conjunction with such relationship. You further agree that the Company may provide notice of your obligations under this Agreement to any person or entity with which you may enter into an employment, consulting or other business relationship during the Restricted Period.

You acknowledge that the restrictions set forth herein are reasonable and necessary to protect the business and interests of the Company and its Affiliates, and that it would be impossible to measure in money the damages that could or would accrue to the Company and its Affiliates in the event that you fail to honor your obligations under this Agreement. Therefore, in addition to any other remedies they may have, the Company and its Affiliates may apply to any court of competent jurisdiction for specific performance, temporary, preliminary, and/or permanent injunctive relief, or other relief in order to enforce the obligations under this Agreement or prevent a violation of these obligations. You expressly acknowledge and agree that the Company and its Affiliates may pursue all relief to which they are entitled, including without limitation damages, specific performance and injunctive relief. You further acknowledge that each of the restrictive covenants above is independent from the others, and, accordingly, if any is held to be illegal or unenforceable in a judicial proceeding, such provision shall be severed and shall be inoperative, and the others shall remain operative and binding. Moreover, in the event of a breach or violation by you of the obligations in this Agreement, the Restricted Period shall be extended until such breach or violation has been cured.

Grantee's Initials _____

In addition, if you have exercised any options during the one-year period prior to any action that violates your obligations of confidentiality, non-competition or non-solicitation to the Company, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (1) for any shares of Stock that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), less the option price, and (2) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive notice from the Company, less the option price (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by Applicable Laws. Your Service terminates in any event when the approved leave ends unless you immediately return to active Service as an employee.
The Company may determine, in its discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan.

Notice of Exercise
The Option may be exercised, in whole or in part, to purchase a whole number of vested shares of Stock by following the procedures set forth in the Plan and in this Agreement.
When you wish to exercise this Option, you must exercise in a manner required or permitted by the Company.
If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment
When you exercise your Option, you must include payment of the Option Price indicated on the cover sheet for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:
·Immediately available funds.
·Shares of Stock owned by you and which are surrendered to the Company. The Fair Market Value of the shares as of the effective date of the option exercise will be applied to the option price.
·By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Withholding Taxes
You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise, or you shall forfeit the shares of Stock. In the event that the Company or an Affiliate, as applicable, determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise of this Option or sale of Stock arising from this Option, the Company or an Affiliate, as applicable, shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or an Affiliate, as applicable, consistent with Section 14.3 of the Plan (including in connection with a same day sale). Payment must be made in immediately available funds.

Retention Rights
This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or an Affiliate, as applicable, and you, the Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Grantee's Initials _____

Stockholder Rights
You, or your estate or heirs, have no rights as a shareholder of the Company until Stock has been issued upon exercise of your Option and either a certificate evidencing your Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments are made for dividends, distributions or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan.
Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity, as provided in Section 13 of the Plan.

Clawback
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you are either (i) subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or (ii) you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance. Without limiting the foregoing, you will also be subject to the terms of Section 3.3 of the Plan.

Attorney’s Fees and Costs
I agree that if I violate this Agreement, I will be responsible for all attorney’s fees, costs, and expenses incurred by the Company by reason of any action relating to this Agreement, including in securing my compliance with the provisions of this Agreement or obtaining damages for any breach.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the state in which you primarily performed services for the Company at the time that this Agreement is executed, not including any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Venue
The Company and I irrevocably and unconditionally agree that the state and federal courts in the Commonwealth of Virginia are an appropriate and convenient forum for any dispute between the parties, and both the Company and I agree that either party may commence any action, litigation, or proceeding of any kind whatsoever against the other in any way arising from or relating to this Agreement or our relationship, including but not limited to contract, equity, tort, fraud, and statutory claims, in any state or federal court in the Commonwealth of Virginia. The Company and I irrevocably and unconditionally submit to the jurisdiction of the Commonwealth of Virginia's state and federal courts for all actions, litigations, or proceedings whether brought by me or the Company, and waive any defenses based on personal jurisdiction or convenience of such forum.

The Plan
The text of the Plan is incorporated in this Agreement by reference.
Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment or consulting, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.
By accepting this grant, you give explicit consent to the Company to process any such personal data.

Grantee's Initials _____

Code Section 409A
It is intended that this Award comply with Section 409A of the Code (“Section 409A”) or an exemption from Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of employment only occurs upon an event that would be a Separation from Service within the meaning of Section 409A.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Grantee's Initials _____